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                                                                     EXHIBIT 11

                    PCA INTERNATIONAL, INC., AND SUBSIDIARIES
                    COMPUTATION OF PRIMARY AND FULLY DILUTED
                            EARNINGS PER COMMON SHARE

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                                                                               THREE MONTHS ENDED               NINE MONTHS ENDED
                                                                        ---------------------------------   -----------------------
                                                                         OCTOBER 29,      October 30,    OCTOBER 29,    October 30,
                                                                             1995            1994          1995            1994
                                                                        ------------  -----------   -------------   ---------------
 PRIMARY EARNINGS PER COMMON SHARE:
    EARNINGS APPLICABLE TO COMMON STOCK:
      Income from continuing operations...........................      $1,677,469      $1,094,603       $2,726,972    $   578,716
      Discontinued operations.....................................              --              --               --        412,406
                                                                    ---------------  --------------    -------------   ------------
      Net income..................................................      $1,677,469      $1,094,603       $2,726,972    $   991,122
                                                                    ===============  ==============    =============   ============

    COMPUTATION OF COMMON SHARES AND
      COMMON EQUIVALENT SHARES:
        Weighted average number of common shares..................       7,476,683       8,151,030        7,680,476      8,146,464
        Dilutive effect of stock options..........................         553,867         438,814          468,751        407,808
                                                                    ---------------  --------------    -------------   ------------
        Weighted average number of common shares after
          dilutive effect..................................              8,030,550       8,589,844        8,149,227      8,554,272
                                                                    ===============  ==============    =============   ============

    EARNINGS PER COMMON SHARE AND COMMON
      EQUIVALENT SHARE:
        Income from continuing operations.........................  $         0.21   $        0.13            $0.33          $0.07
                                                                    ===============  ==============    =============   ============
        Net income................................................  $         0.21   $        0.13            $0.33          $0.12
                                                                    ===============  ==============    =============   ============

 FULLY DILUTED EARNINGS PER COMMON SHARE:
    EARNINGS APPLICABLE TO COMMON STOCK:
        Income from continuing operations.........................      $1,677,469      $1,094,603       $2,726,972    $   578,716
        Discontinued operations...................................              --              --               --        412,406
                                                                    ---------------  --------------    -------------   ------------
        Net income................................................      $1,677,469      $1,094,603       $2,726,972    $   991,122
                                                                    ===============  ==============    =============   ============

    COMPUTATION OF COMMON SHARES AND
      COMMON EQUIVALENT SHARES:
        Weighted average number of common shares outstanding......       7,476,683       8,151,030        7,680,476      8,146,464
        Dilutive effect of stock options..........................         554,027         471,628          556,142        462,380
                                                                    ---------------  --------------    -------------   ------------
        Weighted average number of common shares after
          dilutive effect....................................            8,030,710       8,622,658        8,236,618      8,608,844
                                                                    ===============  ==============    =============   ============

    EARNINGS PER COMMON SHARE AND COMMON
      EQUIVALENT SHARE ASSUMING FULL DILUTION:
        Income from continuing operations.........................  $         0.21       $    0.13     $      0.33     $      0.07

                                                                    ===============  ==============    =============   ============
        Net income................................................  $         0.21       $    0.13     $      0.33     $      0.12
                                                                    ===============  ==============    =============   ============
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